Exhibit 10.15

FIRST AMENDMENT TO
MORTGAGE LOAN REPURCHASE AGREEMENT

This First Amendment to Mortgage Loan Repurchase Agreement (“Amendment”) is dated as of March 28, 2006, by and between SIRVA MORTGAGE, INC., an Ohio corporation f/k/a Cooperative Mortgage Services, Inc. (“Seller”), and WASHINGTON MUTUAL BANK, a federal association, f.k.a. WASHINGTON MUTUAL BANK, a federal association (“Washington Mutual”).

BACKGROUND

A.                                   Seller and Washington Mutual are parties to a certain Mortgage Loan Repurchase Agreement dated as of May 27, 2005 (as amended or modified from time to time, the “Flex Agreement”) and related agreements, instruments and documents (collectively, with the Flex Agreement, the “Existing Purchase Documents”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings respectively ascribed to them in the Flex Agreement.

B.                                     Seller has requested that Washington Mutual amend the Flex Agreement in certain respects, all on the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby promise and agree as follows:

Section 1.                                          Amendments.

(a)                                         The following definition set forth in Section 1 (Definitions) of the Flex Agreement is hereby amended and restated as follows:

“Defective Mortgage Loan” means a Mortgage Loan (i) that does not conform to any one or more of the representations or warranties made by Seller pursuant to Section 11, (ii) that is sold in a transaction in which any one or more of the representations and warranties of Seller contained in Section 12 are not true, correct and complete on the Acquisition Date, (iii) that is subject to a Takeout Commitment with respect to which Seller is in default, (iv) that is delivered to the Takeout Investor for examination and purchase but has not been purchased upon expiration of thirty (30) days from the date the Mortgage Loan was delivered to the Takeout Investor or is rejected or excluded for any reason (other than default by MBF) from the related Takeout Commitment by the Takeout Investor, (v) that is not purchased by the Takeout Investor in compliance with the Takeout Commitment and this

Agreement at or prior to the expiration or termination of the Takeout Commitment for any reason (other than default by MBF), or (vi) is not repurchased by Seller in compliance with the provisions of Section 7.

(b)                                 The following definition set forth in Annex 1, Section 2 of the Flex Agreement is hereby amended and restated as follows:

Minimum Adjusted Tangible Net Worth: The amount referenced in Section 13.12 of the Agreement is Eight Million Five Hundred Thousand and No/100 Dollars ($8,500,000.00).

(c)                                  Annex 1 of the Flex Agreement is hereby amended by the addition of the following Section 7:

7.                                       Representations and Warranties Concerning Mortgage Loans. Without limiting or modifying anything contained in Section 11 of the Agreement and in addition to each of the representations and warranties set forth in Annex 2 concerning each Mortgage Loan then sold to MBF (as such representations and warranties may be modified by another Annex) and each representation and warranty concerning the Mortgage Loan set forth in another applicable Annex, Seller also makes the following additional representation and warranty: The principal amount of the Mortgage Loan is not in excess of $1,500,000.00 on the Acquisition Date for such Mortgage Loan.

(d)                                 Annex 3 (Mortgage Loans Subject to CL Commitments) of the Flex Agreement is hereby deleted in its entirety and replaced by Annex 3 attached hereto.

(e)                                  The following introductions to the following paragraphs respectively set forth in Annexes 4 and 5 of the Flex Agreement are hereby amended and restated to read as follows:

7.                                       Notwithstanding anything to the contrary in Section 11 of the Agreement, with respect to a Type 1 Nonconforming Loan, Seller only makes each of the following representations and warranties set forth in Annex 2: 1-10 (inclusive), 11 (if such Mortgaged Property is occupied by the Mortgagor), 12-38 (inclusive), 41, and 43-end (inclusive). In addition, Seller also makes each of the additional representations and warranties with respect to each Type 1 Nonconforming Loan set forth below:

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7.                                       Notwithstanding anything to the contrary in Section 11 of the Agreement, with respect to a Type 2 Nonconforming Loan, Seller only makes each of the following representations and warranties set forth in Annex 2: 1-10 (inclusive), 11 (if such Mortgaged Property is occupied by the Mortgagor), 12-38 (inclusive), 41, and 43-end (inclusive). In addition, Seller also makes each of the additional representations and warranties with respect to each Type 2 Nonconforming Loan set forth below:

(f)                                    The following definition set forth in Annex 7, Section 1 of the Flex Agreement is hereby amended and restated as follows:

“Undesignated Loan” means a Mortgage Loan (i) that is not a Type 1 Nonconforming Loan, a Type 2 Nonconforming Loan, Type 3 Nonconforming Loan, or a Type 4 Nonconforming Loan, and (ii) that is not subject to or covered by a Takeout Commitment on the applicable Acquisition Date.

(g)                                 The Flex Agreement is hereby amended by the addition of new Annex 9 (Provisions Relating to Type 4 Nonconforming Mortgage Loans), attached hereto and incorporated hereby for all intents and purposes.

Section 2.                                          Effectiveness Conditions. This Amendment shall be effective upon the completion of the following conditions precedent (all agreements, documents and instruments to be in form and substance satisfactory to Washington Mutual and Washington Mutual’s counsel):

(a)                                         Execution and delivery by Seller of this Amendment to Washington Mutual; and

(b)                                        Execution and/or delivery of all other agreements, instruments and documents requested by Washington Mutual to effectuate and implement the terms hereof and the Existing Purchase Documents.

Section 3.                                          Representations and Warranties. Seller and Guarantor represent and warrant to Washington Mutual that:

(a)                                         All warranties and representations made to Washington Mutual under the Flex Agreement and the Existing Purchase Documents are true and correct as to the date hereof.

(b)                                        The execution and delivery by Seller of this Amendment and the performance by Seller of the transactions herein contemplated (i) are and will be within such party’s powers, (ii) have been authorized by all necessary organizational action, and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which Seller is a

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party or by which the property of Seller is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of Seller.

(c)                                  This Amendment and any assignment, instrument, document, or agreement executed and delivered in connection herewith, will be valid, binding, and enforceable in accordance with its respective terms.

(d)                                 No Event of Default or Default has occurred under the Flex Agreement or any of the other Existing Purchase Documents.

Section 4.                                          Ratification of Existing Purchase Documents. Except as expressly set forth herein, all of the terms and conditions of the Flex Agreement and Existing Purchase Documents are hereby ratified and confirmed and continue unchanged and in full force and effect. All references to the Flex Agreement shall mean the Flex Agreement as modified by this Amendment.

Section 5.                                          Governing Law. This Amendment, and all matters arising out of or related to this Amendment, shall be governed by, construed and enforced in accordance with the laws of the State of Texas, excluding its conflict of laws rules.

Section 6.                                          Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement. Signature by facsimile shall also bind the parties hereto.

[Signatures Appear on Following Page]

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Executed to be effective as the date and year first written above.

SELLER:

SIRVA MORTGAGE, INC., an Ohio corporation, f/k/a Cooperative Mortgage Services, Inc.

By:	/s/ Paul E. Klemme
Name:	Paul E. Klemme
Title:	President

First Amendment to Mortgage Loan Purchase and Sale Agreement

Signature Page

WASHINGTON MUTUAL:

WASHINGTON MUTUAL BANK,
a federal association, f/k/a.
WASHINGTON MUTUAL BANK, FA,
a federal association

By:	/s/ Ben R. Culver
Name:	Ben R. Culver
Title:	Vice President

First Amendment to Mortgage Loan Purchase and Sale Agreement

Signature Page

Annex 3

Mortgage Loans Subject to CL Commitments

1.                                       Additional Definitions. In addition to the definitions set forth in Section 1 of the Agreement, the following definitions apply:

“AOT Commitment” means a CL Commitment issued by CL under its Assignment of Trade (AOT) commitment option program, which is part of the CL Program.

“CL Commitment” means any irrevocable commitment issued by CL pursuant to CL Program to acquire one or more Mortgage Loans on or before a specified delivery date.

“CL Funding” means, with respect to a Mortgage Loan subject to a CL Commitment, the completion of the transactions required to be completed on the CL Funding Date.

“CL Funding Advice” means the Takeout Funding Advice prepared by CL and delivered to Seller on or before the CL Funding Date itemizing, for a particular Mortgage Loan, the net amount payable by CL.

“CL Funding Date” means the date on which CL acquires ownership of a Mortgage Loan from Seller pursuant to the terms of the CL Commitment.

2.                                       Modified or Clarified Definitions. The definitions set forth in Section 1 of the Agreement are clarified or modified, as applicable, as follows:

“Credit File”: In the case of a Mortgage Loan originated for sale to CL under the CL Program, the “Credit File” shall contain all of the records required to be included in the “Credit File” or “credit package” described in Chapter 400 and other portions of the Seller Guide.

“Scheduled Repurchase Date”: For a Mortgage Loan that is subject to a CL Commitment, the “Scheduled Repurchase Date” shall be the same date as the CL Funding Date.

“Takeout Commitment”: A CL Commitment is one form of a Takeout Commitment.

“Takeout Funding”: A CL Funding is one form of Takeout Funding.

“Takeout Funding Advice”: A CL Funding Advice is one form of a Takeout Funding Advice.

“Takeout Guidelines”: In the case of the CL Program, the Takeout Guidelines include (but are not limited to) the Seller Guide.

“Takeout Investor”: In addition to the to the investors listed on Exhibit I, “Takeout Investor” includes CL.

3.                                       Seller’s Continuing Duties. Without limiting the generality of Section 6 of the Agreement, Seller shall obtain and timely deliver to CL the additional documents required under the AOT Commitment option program for each purchased Mortgage Loan for which an AOT Commitment had been issued.

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4.                                       Second Closing. In the case of a Mortgage Loan originated for sale to CL under the CL Program which MBF has purchased under the Agreement on a servicing-retained basis, if Seller has designated CL to receive the documents and rights conveyed by MBF pursuant to subsection 7.3(b) of the Agreement, then the retention by MBF of the Mortgage Note pursuant to Section 7.1 of the Agreement and delivery of documents and conveyance of rights by MBF to CL as designee of Seller under subsection 7.3(b) of the Agreement shall be considered the conveyance of the Mortgage Note, such other documents and rights to CL by Seller for the purpose of establishing Seller’s obligations to complete certain post-sale obligations (and the time periods therefor described in the CL Program). For example, Seller’s obligation under the CL Program to deliver to CL all final closing documents in connection with a Mortgage Loan within the time period described in the Seller Guide shall be measured from the Repurchase Date. On and after the Repurchase Date, CL shall have all rights, privileges and remedies with respect to a Mortgage Loan purchased under the Agreement as it has for Mortgage Loans purchased directly from Seller under the CL Program, including the post-sale remedies described in Chapter 600 of the Seller Guide, and CL shall manage the ownership and servicing of Mortgage Loans purchased under the Agreement as it does all Mortgage Loans purchased directly by it in the first instance under the CL Program.

5.                                       Note Shipment. Notwithstanding Section 7.1 of the Agreement, if the Mortgage Loan is subject to a CL Commitment, the parties agree that MBF shall retain the Mortgage Note for the benefit of CL.

6.                                       Early Repurchases. Notwithstanding clause (iii) of Section 8.2(a) of the Agreement, the refusal of CL to honor its Takeout Commitment and complete the purchase of a Mortgage Loan shall not give MBF the right to require the early repurchase of the Mortgage Loan as provided in Section 8.2(a) of the Agreement; provided, however, that if CL has rejected a Mortgage Loan, for any reason, then MBF shall have the right to require the early repurchase of the Mortgage Loan pursuant to Section 8.2(a) of the Agreement. In addition to its obligations under Section 8.2(b) of the Agreement, upon receipt of the provisional Repurchase Price from Seller, MBF shall deliver, or cause to be delivered, to Seller all documents for the Mortgage Loan previously delivered to CL.

7.                                       CL Program Obligations. On or after the CL Funding Date for a Mortgage Loan originated for sale to CL under the CL Program but purchased under the Agreement, Seller shall have such continuing repurchase obligations for such Mortgage Loan as are provided in the CL Program and all purchase and sale agreements entered thereunder, and nothing in the Agreement shall relieve Seller of its duties and obligations under the CL Program (or similar program) during the Post-Origination Period.

8.                                       Additional Representations and Warranties Concerning Seller. Seller represents and warrants as of the Effective Date and as of each Acquisition Date as follows: Seller meets all of the eligibility requirements set forth in the Seller Guide for participation in the CL Program and is currently approved by CL to participate in the CL Program.

9.                                       Additional Representations and Warranties Concerning Mortgage Loans. With respect to a Mortgage Loan for which a CL Commitment has been issued under the CL Program, in addition to each of the representations and warranties set forth in Annex 2, Seller makes each of the additional Seller representations and warranties about the Mortgage Loan contained in the Seller Guide, which are hereby incorporated by this reference.

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Annex 9

Provisions Relating to Type 4 Nonconforming Loans

1.                                       Additional Definitions. In addition to the definitions set forth in Section 1 of the Agreement, the following definitions apply:

“Type 4 Nonconforming Loan” means a Mortgage Loan about which not all of the representations and warranties set forth in Annex 2 are true and correct but about which all of the representations and warranties in Section 7 of Annex 9 are true and correct.

“Type 4 Nonconforming Loan Sublimit” means $40,000,000.00 at any one time.

“1NC4 Loan” means a Type 4 Nonconforming Loan that is a first lien Mortgage Loan.

“2NC4 Loan” means a Type 4 Nonconforming Loan that is a second lien Mortgage Loan.

“1NC4 Sub-sublimit” means $0.00 at any one time.

“2NC4 Sub-sublimit” means $40,000,000.00 at any one time.

2.                                       Modified or Clarified Definitions. The definitions set forth in Section 1 of the Agreement are clarified or modified, as applicable, as follows:

“Acquisition Price”: For a 2NC4 Loan, the “Acquisition Price” means an amount equal to ninety-six percent (96%) of the lesser of (a) the Par Value of such 2NC4 Loan and (b) the Market Value of such 2NC4 Loan.

“Investment Return Rate”: For a 2NC4 Loan only, the “Investment Return Rate” means the LIBOR Rate plus 300 basis points (3.00%) per annum.

“Maximum Takeout Commitment Expiration Date”: For a 2NC4 Loan only, the “Maximum Takeout Commitment Expiration Date” means the date that is ninety (90) days after the Acquisition Date for such a Mortgage Loan.

3.                                       Purchase and Sale. The following sentence is added to Section 2 of the Agreement:

In no event shall MBF be required to purchase any Type 4 Nonconforming Loan if the Acquisition Price of such Type 4 Nonconforming Loan, when combined with the aggregate Acquisition Price of all Type 4 Nonconforming Loans then held by MBF (and then serviced by Seller or a Successor Servicer), is in excess of the Type 4 Nonconforming Loan Sublimit. In no event shall MBF be required to purchase any 1NC4 Loan if the Acquisition Price of such 1NC4 Loan, when combined with the aggregate Acquisition Price of all 1NC4 Loans then held by MBF (and then serviced by Seller or a Successor Servicer), is in excess of the 1NC4 Sub-sublimit. In no event shall MBF be required to purchase any 2NC4 Loan if the Acquisition Price of such 2NC4 Loan, when combined with the aggregate Acquisition Price of all 2NC4 Loans then held by MBF (and then serviced by Seller or a Successor Servicer), is in excess of the 2NC4 Loan Sub-sublimit.

4.                                       Seller’s Repurchase Obligations. The following sentence is added to the end of subsection 8.2(a) of the Agreement:

In the case of a Type 4 Nonconforming Loan, if Seller fails to obtain a Takeout Commitment for such Type 4 Nonconforming Loan, or fails to provide to MBF a true and correct photocopy of it or information about it required by Section 13.20, within ninety (90) days after the Acquisition Date, MBF may notify Seller, and notify Seller, and Seller shall promptly repurchase such Mortgage Loan at the Repurchase Price on the date of repurchase.

5.                                       Additional Seller’s Covenants. Section 13 of the Agreement is amended by the addition of the following Section 13.20:

13.20                     Takeout Commitment—Type 4. Seller shall make a commercially reasonable effort to obtain a Takeout Commitment for each Type 4 Nonconforming Loan, and Seller shall provide to MBF a true and correct photocopy of it or information about it (in such format and by such media as MBF may from time to time determine) as soon as practicable after Seller has obtained the Takeout Commitment. MBF acknowledges that a Takeout Commitment for a Type 4 Nonconforming Loan may take the form of a bulk trade commitment concerning a number of Type 4 Nonconforming Loans and certain other loans.

6.                                       Representations and Warranties Concerning Type 4 Nonconforming Loans. Notwithstanding anything to the contrary in Section 11 of the Agreement, with respect to a Type 4 Nonconforming Loan, Seller only makes each of the following representations and warranties set forth in Annex 2: 1-10 (inclusive), 11 (if such Mortgaged Property is occupied by the Mortgagor), 12-38 (inclusive), 41, and 43-end (inclusive). In addition, Seller also makes each of the additional representations and warranties with respect to each Type 4 Nonconforming Loan set forth below:

(1)                                  Second Lien Loan. The Mortgage is a second lien on the Mortgaged Property.

(2)                                  FICO Scores. At the time of origination the Mortgagor had a score on the FICO scale of at least 620.

(3)                                  Loan-to-Value Ratio. The loan-to-value ratio of the first lien mortgage loan and the Mortgage Loan combined is not in excess of 100%.

(4)                                  Debt Service-to-Income Ratio. At the time of origination of the Mortgage Loan, the ratio of the scheduled aggregate annual principal payment on the Mortgage Loan to the annual income of the Mortgagor was not in excess of 50%.

(5)                                  Mississippi Loans. The Mortgaged Property is not located in the State of Mississippi.

(6)                                  Documentation. The Mortgage Loan was documented in compliance with Seller’s full or stated documentation program.

(7)                                  Purpose. The Mortgage Loan was used to purchase a home for a relocating executive or officer.

(8)                                  No Mobile Home/Manufactured Housing Loans. The Mortgage Loan is not secured by a mobile home or by manufactured housing.

(9)                                  No Negative Amortization. The Mortgage Loan does not provide for negative amortization or for the potential for negative amortization.

(10)                            Loan Size Limit. The principal amount of the Mortgage Loan is not in excess of $500,000 on the Acquisition Date for such Mortgage Loan.